Exhibit 10.5
EXECUTION VERSION

FIRST AMENDMENT TO GUARANTY AGREEMENT

THIS FIRST AMENDMENT TO GUARANTY AGREEMENT (this “Amendment”) is entered into as of December 21, 2016 and is effective as of December 21, 2016, among PNM RESOURCES, INC., a New Mexico corporation (the “Guarantor”), the persons designated as “Lenders” on the signature pages hereto (the “Lenders”), and THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as administrative agent (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”) for the Lenders. Capitalized terms used herein and not otherwise defined shall have the meanings assigned thereto in the Guaranty Agreement (as defined below).
RECITALS
WHEREAS, the Guarantor and the Administrative Agent are parties to that certain Guaranty Agreement, dated as of February 1, 2016 (the “Existing Guaranty Agreement”, as amended by this Amendment, the “Amended Guaranty Agreement”, and as the Amended Guaranty Agreement may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time, the “Guaranty Agreement”);
WHEREAS, the Guarantor has requested certain modifications to the Existing Guaranty Agreement as described below; and
WHEREAS, the Administrative Agent and the Lenders are willing to agree to such modifications subject to the terms and conditions set forth herein as more fully set forth below.
NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
AGREEMENT
1.    Amendments to Existing Guaranty Agreement.
(a)    Section 6(a) of the Existing Guaranty Agreement is amended and restated in its entirety to read as follows:
“(a)    The Guarantor hereby makes for the benefit of the Beneficiaries all of the representations and warranties contained in Section 6 of that certain Term Loan Agreement, dated as of December 21, 2016 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “PNMR Loan Agreement”), among the Guarantor, in its capacity as borrower, the lenders party thereto from time to time and Wells Fargo Bank, National Association, as administrative agent (in the form of such representations and warranties (and all defined terms used therein) as they exist on December 21, 2016 and as they may thereafter be amended from time to time, but only to the extent that the incorporation of any such amendments into this Guaranty has been consented to in accordance with Section 9 hereof), which representations and warranties
(and all defined terms used therein) are incorporated herein by reference as if set forth at

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length in this Guaranty, mutatis mutandis; provided, that each reference to the term “this Loan Agreement” shall be deemed to be a reference to this Guaranty; each reference to the term “Loan Documents” shall be deemed to be a reference to this Guaranty and each other Loan Document (as defined in the Loan Agreement) to which the Guarantor is a party, if any; each reference to the term “Borrower” shall be deemed to be a reference to the Guarantor; and each reference to the term “Administrative Agent” or “Lender” shall be deemed to be a reference to the Beneficiaries; provided, further, that the defined terms contained in the PNMR Loan Agreement that are incorporated by reference in this Section 6(a) (as modified by the foregoing proviso) apply only to the representations and warranties incorporated herein by reference.”

(b)    Section 7(a) of the Existing Guaranty Agreement is amended and restated in its entirety to read as follows:
“(a)    PNMR Loan Agreement. So long as any Commitment is in effect or any portion of the Guaranteed Obligations shall remain unpaid, the Guarantor shall observe and perform all of the covenants contained in Section 7 and Section 8 (other than Section 7.2) of the PNMR Loan Agreement (in the form of such covenants (and all defined terms used therein) as they exist as of December 21, 2016 and as they may thereafter be amended from time to time, but only to the extent that the incorporation of any such amendments into this Guaranty has been consented to in accordance with Section 9), and all such covenants (and all defined terms used therein) are hereby incorporated and made applicable by reference as if set forth at length in this Guaranty, mutatis mutandis; provided, that each reference to the term “Borrower” shall be deemed to be a reference to the Guarantor; each reference to the term “Administrative Agent”, “Lender” and “Required Lenders” shall be deemed to have the meanings assigned to such terms in the Loan Agreement; and each reference to “Exhibit 7.1(c)” of the PNMR Loan Agreement shall be deemed to be a reference to Exhibit 7.1(c) attached to this Guaranty; provided, further, that the defined terms contained in the PNMR Loan Agreement that are incorporated by reference in this Section 7(a) (as modified by the foregoing proviso) apply only to the covenants incorporated herein by reference.”
(c)    Section 7(b) of the Existing Guaranty Agreement is amended and restated in its entirety to read as follows:
“(b)    Financial Covenant. So long as any Commitment is in effect or any portion of the Guaranteed Obligations shall remain unpaid, the Guarantor shall maintain a ratio of (i) Consolidated Indebtedness to (ii) Consolidated Capitalization that is less than or equal to 0.65 to 1.0 as of the last day of any Fiscal Quarter. As used in this subsection (b), the terms “Consolidated Capitalization”, “Consolidated Indebtedness” and “Fiscal Quarter” shall have the meanings assigned to such terms in the PNMR Loan Agreement (as such terms, and all related defined terms, exist as of December 21, 2016 and as they may thereafter be amended from time to time, but only to the extent that the incorporation of any such amendments into this Guaranty has been consented to in accordance with Section 9), and such terms (and all related defined terms) are hereby incorporated and made applicable by reference as if set forth at length in this Guaranty, mutatis mutandis;
provided, that each reference to the term “Borrower” shall be deemed to be a reference to

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the Guarantor; provided, further, that the defined terms contained in the PNMR Loan Agreement that are incorporated by reference in this Section 7(b) (as modified by the foregoing proviso) apply only to the financial covenant set forth in this Section 7(b).”
(d)    Footnote 3 contained in Schedule 1 to Exhibit 7.1(c) attached to the Existing Guaranty Agreement is hereby deleted.
2.Effectiveness. This Amendment shall be effective as of December 21, 2016; provided that on or before such date the Administrative Agent shall have received (i) copies of this Amendment duly executed by the Guarantor, the Administrative Agent and the Required Lenders, (ii) a copy of the fully executed PNMR Loan Agreement, including all schedules and exhibits thereto, together with any amendments or other modifications thereto, certified by the vice president and treasurer of the Guarantor or a secretary or assistant secretary (or the equivalent) of the Guarantor to be a true, correct and complete copy thereof and in full force and effect as of such date, and (iii) the Administrative Agent’s and its affiliates’ fees and expenses (including fees and expenses of counsel for the Administrative Agent) in connection with this Amendment.
3.Reference to and Effect on the Guaranty Agreement and the Other Loan Documents.
(a)    Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions of the Existing Guaranty Agreement and the other Loan Documents shall remain in full force and effect in accordance with their respective terms and are hereby in all respects ratified and confirmed. The amendments set forth herein shall be limited precisely as provided for herein and shall not be deemed to be a waiver of, amendment of, consent to departure from or modification of any term or provision of the Existing Guaranty Agreement, any other Loan Documents or any other document or instrument referred to therein or of any transaction or further or future action on the part of the Guarantor or the Borrower requiring the consent of the Administrative Agent or the Lenders except to the extent specifically provided for herein. Except as expressly set forth herein, the Administrative Agent and the Lenders have not and shall not be deemed to have waived any of their respective rights and remedies against the Borrower or the Guarantor for any existing or future Events of Default. The Administrative Agent and the Lenders reserve the right to insist on strict compliance with the terms of the Loan Agreement, the Guaranty Agreement and the other Loan Documents, and the Guarantor expressly acknowledges such reservation of rights. Any future or additional amendment of any provision of the Guaranty Agreement or any other Loan Document shall be effective only if set forth in a writing separate and distinct from this Amendment and executed by the appropriate parties in accordance with the terms thereof. Each party hereto acknowledges and consents to the modifications set forth herein and agrees that, other than as explicitly set forth in Section 1 above, this Amendment does not impair, reduce or limit any of its obligations under the Guaranty Agreement.
(b)    Upon the effectiveness of this Amendment: (i) each reference in the Existing Guaranty Agreement to “this Guaranty”, “hereunder”, “hereof” or words of like import referring to the Existing Guaranty Agreement shall mean and be a reference to the Amended Guaranty Agreement; and (ii) each reference in any other Loan Document to “the Parent
Guaranty”, “thereunder”, “thereof” or words of like import referring to the Existing Guaranty

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Agreement shall mean and be a reference to the Amended Guaranty Agreement. This Amendment shall constitute a “Loan Document” for all purposes under the Loan Agreement, the Guaranty Agreement and the other Loan Documents.
(c)    The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders or the Administrative Agent under the Existing Guaranty Agreement or any other Loan Document, nor constitute a waiver of any provision of the Existing Guaranty Agreement or any other Loan Document.
4.Authority/Enforceability. The Guarantor represents and warrants as follows:
(a)    It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.
(b)    This Amendment has been duly executed and delivered by the Guarantor and constitutes the Guarantor’s legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws or similar laws affecting creditors’ rights generally or by general principles of equity.
(c)    No consent, approval, authorization or order of, or filing, registration or qualification with, any court or Governmental Authority or third party is required in connection with the execution, delivery or performance by the Guarantor of this Amendment that has not been obtained or completed.

5.Representations and Warranties. The Guarantor represents and warrants to the Lenders that (a) the representations and warranties of the Guarantor set forth in Section 6 of the PNMR Loan Agreement are true and correct as of the date hereof, (b) no event has occurred and is continuing which constitutes a Default or an Event of Default, and (c) it has no claims, counterclaims, offsets, credits or defenses to its obligations under the Guaranty Agreement, or to the extent it has any, they are hereby released in consideration of the Lenders party hereto entering into this Amendment.
6.No Conflicts. The Guarantor represents and warrants that the execution and delivery of this Amendment, the consummation of the transactions contemplated herein and in the Guaranty Agreement (before and after giving effect to this Amendment), and the performance of and compliance with the terms and provisions of the Guaranty Agreement and this Amendment by the Guarantor will not (a) violate, contravene or conflict with any provision of its articles or certificate of incorporation, bylaws or other organizational or governing document, (b) violate, contravene or conflict with any law, rule, regulation (including, without limitation, Regulation U and Regulation X), order, writ, judgment, injunction, decree or permit applicable to the Guarantor, (c) violate, contravene or conflict with contractual provisions of, or cause an event of default under, any indenture, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which the Guarantor is a party or by which it or its properties may be bound, the violation of which would have or would be reasonably expected to have a
Material Adverse Effect or (d) result in or require the creation of any Lien upon or with respect to the Guarantor’s properties.

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7.Counterparts/Telecopy. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of executed counterparts by telecopy or by electronic format (.pdf) shall be effective as an original.
8.GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
9.Miscellaneous. This Amendment shall be subject to the provisions of Sections 17(b), 17(c), 17(d), 18 and 19 of the Guaranty Agreement, each of which is incorporated by reference herein, mutatis mutandis.
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IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.
GUARANTOR:            PNM RESOURCES, INC.,
a New Mexico corporation

By:	/s/ Elisabeth Eden
Name:	Elisabeth Eden
Title:	Vice President and Treasurer

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ADMINISTRATIVE AGENT:    THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,
as Administrative Agent

By:	/s/ Eric Otieno
Name:	ERIC OTIENO
Title:	VICE PRESIDENT

LENDERS:                THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,
as a Lender

By:	/s/ Eric Otieno
Name:	ERIC OTIENO
Title:	VICE PRESIDENT

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